Calculation of Filing Fee Tables
S-1
Amaero Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Common Stock, par value $0.00001 per share	457(a)	8,574,975	$ 7.06	$ 60,539,323.50		$ 8,360.48
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 60,539,323.50		$ 8,360.48
			Total Fees Previously Paid:						$ 8,360.48
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Includes the aggregate offering price of additional shares that the underwriters have the option to purchase, if any. The Registrant previously paid a registration fee of (i) $6,905.00 in connection with the initial filing of this Registration Statement on Form S-1 on August 28, 2026 and (ii) $1,455,48 in connection with the initial filing of Amendment No. 1 to this Registration Statement on Form S-1, filed on September 15, 2026, in each case at a fee rate of $0.0001381, for a maximum aggregate offering price of $60,438,323,50. The Maximum Aggregate Offering Price was previously registered pursuant to Rule 457(a) under the Securities Act and is now converted to Rule 457(o) under the Securities Act. The offering has been reduced to a Maximum Aggregate Offering Price of $23,000,003.00, calculated in accordance with Rule 457(o), reflecting a registration fee of $2,001.01, calculated based on a fee rate of $0.000087, which became effective as of October 1, 2026. Because the registration fee previously paid by the Registrant exceeds the registration fee calculated with respect to the securities registered hereby, all of the securities registered hereby are reported in the table above under the caption "Fees Previously Paid," no additional registration fee is due in connection with this Amendment No. 3. The reduction is disclosed in this footnote rather than by changing the previously paid table entries.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date